UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2005
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5677 Airline Road,
Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1 EMPLOYMENT AGREEMENT
EX-10.2 EMPLOYMENT AGREEMENT
EX-10.3 EMPLOYMENT AGREEMENT
EX-10.4 EMPLOYMENT AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.
Compensation of Chairman of the Board
On November 22, 2005, the Compensation Committee of our Board of Directors approved the payment of an annual retainer of $45,000 to James T. Treace, our interim Chairman of the Board, as compensation for his services in this capacity. This retainer is in addition to the $15,000 annual retainer that we pay to all non-employee directors. As a result, Mr. Treace will be paid a total of $60,000 per year as compensation for his services as a director and the interim Chairman of the Board.
Employment Agreements
On November 22, 2005, we entered into new employment agreements with the following executive officers:
•	F. Barry Bays, President and Chief Executive Officer

•	Jeffrey G. Roberts, Senior Vice President and Chief Technical Officer

•	John K. Bakewell, Executive Vice President and Chief Financial Officer

•	John R. Treace, Executive Vice President of U.S. Sales
Mr. Bays’ agreement covers his current service as the interim President and Chief Executive Officer as well as his contemplated future service as the Executive Chairman of the Board once a replacement for his current position is elected.
The new employment agreements with Messrs. Bays, Roberts and Bakewell supersede the previous employment agreements that we entered into with them as of July 1, 2004, April 1, 2005, and April 1, 2005, respectively.
     Term. Each agreement provides for a term of employment that ends on March 31, 2007, subject to earlier termination under certain circumstances.
     Compensation. Each agreement establishes the initial annual base salary of the executive officer and provides that the Compensation Committee will review his compensation at least once per year and will make such increases in his base salary as are merited based on the executive officer’s performance and are consistent with our compensation polices. The initial annual base salaries of the executive officers are set forth below.

Initial Base
Name	Salary
F. Barry Bays	$270,000
Jeffrey G. Roberts	239,600
John K. Bakewell	235,000
John R. Treace	230,000
Mr. Bays’ annual base salary will be reduced to $100,000 when he becomes the Executive Chairman of the Board.

     Each agreement provides that the executive officer is eligible to receive an annual performance incentive bonus pursuant to the Executive Performance Incentive Plan depending on whether, and to what extent, certain performance goals established by the Compensation Committee for such year have been achieved. The incentive bonus, if any, payable to an executive officer for any calendar year may not exceed two (2) times his base salary for such year.
     Each agreement provides that the executive officer is eligible to receive stock options and other long-term, equity-based incentive awards granted under the 1999 Equity Incentive Plan, as amended, and any other plan administered by the Compensation Committee.
     Restrictive Covenants. Each agreement imposes on the executive officer customary restrictive covenants prohibiting his disclosure of our confidential information, requiring him to assign to us any intellectual property developed in connection with his employment, and prohibiting him from competing and interfering with our business. The non-competition and non-interference covenants extend for a period following the executive officer’s cessation of employment that is coterminous with the period with respect to which he receives post-employment pay and benefits from us.
     Termination. Each agreement allows us to terminate the employment of the executive officer either upon his becoming disabled, for cause (as defined), or without cause. The agreement provides that the executive officer will receive (a) 12 months of post-employment pay and benefits if we terminate his employment due to disability, (b) up to 24 months of post-employment pay, as determined by us in our sole discretion, if we terminate his employment for cause or if he resigns, or (c) 12-24 months of post-employment pay and benefits, as determined by us in our sole discretion, if we terminate his employment without cause or if his employment is terminated without cause within 12 months after the term of his employment agreement expires following a change in control (as defined) affecting us. In each case, the executive officer’s right to receive post-employment pay and benefits is subject to his compliance with the non-competition and non-interference covenants contained in the agreement.
     Gross-Up Payment. Each agreement provides that we will make a gross-up payment (as defined) to the executive officer in the event that he becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The gross-up payment will be equal to an amount such that after the executive officer timely pays the gross-up payment to the appropriate taxing authority(ies), his liability for all taxes would be the same as if no excise tax applied.
Copies of the employment agreements of Messrs. Bays, Roberts, Bakewell and Treace are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description
10.1	Employment Agreement dated as of November 22, 2005, between Wright Medical Technology, Inc. and F. Barry Bays.

10.2	Employment Agreement dated November 22, 2005, between Wright Medical Technology, Inc. and Jeffrey G. Roberts.

10.3	Employment Agreement dated November 22, 2005, between Wright Medical Technology, Inc. and John K. Bakewell.

10.4	Employment Agreement dated November 22, 2005, between Wright Medical Technology, Inc. and John R. Treace.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 22, 2005

WRIGHT MEDICAL GROUP, INC.
By:	/s/ F. Barry Bays
F. Barry Bays
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement dated as of November 22, 2005, between Wright Medical Technology, Inc. and F. Barry Bays.

10.2	Employment Agreement dated November 22, 2005, between Wright Medical Technology, Inc. and Jeffrey G. Roberts.

10.3	Employment Agreement dated November 22, 2005, between Wright Medical Technology, Inc. and John K. Bakewell.

10.4	Employment Agreement dated November 22, 2005, between Wright Medical Technology, Inc. and John R. Treace.